UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: November 13, 2006

Commission file number 1-8198

HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	86-1052062
(State of incorporation)	(IRS Employer Identification Number)

2700 Sanders Road, Prospect Heights, Illinois	60070
(Address of principal executive offices)	(Zip Code)

(847) 564-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

Item 7.01. Regulation FD Disclosure

Financial supplement pertaining to the financial results of HSBC Finance Corporation and HSBC USA Inc. for the three and nine months ended September 30, 2006. The information included in the financial supplement with respect to HSBC Finance Corporation and HSBC USA Inc. on a combined basis is presented on an International Financial Reporting Standards (“IFRSs”) basis as applied by HSBC Holdings plc. Additional detail regarding significant accounting policies is available in the HSBC Holdings plc 2005 Annual Report. The information included in the financial supplement with respect to HSBC Finance Corporation is presented on a management basis and an IFRS management basis. As presented in this Form 8-K, IFRS basis is a non-GAAP financial measure that represents U.S. GAAP as adjusted in accordance with IFRSs. Management basis is a non-GAAP financial measure derived from U.S. GAAP reported results that eliminates, among other things, mortgage and private label receivable transfers to HSBC Bank USA, N.A., an affiliate of HSBC Finance Corporation and related intercompany activities and assumes that securitized receivables have not been sold and remain on the balance sheet of HSBC Finance Corporation. IFRS management basis is a non-GAAP financial measure that represents management basis as adjusted in accordance with IFRSs.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such a filing.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d) Exhibits.

No.	Exhibit

99	Financial supplement	.

Signature

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC FINANCE CORPORATION
(Registrant)

By:	/s/ Patrick D. Schwartz
Patrick D. Schwartz
Vice President and Deputy General
Counsel-Corporate

Dated: November 13, 2006